Exhibit 99.1

HENRY SCHEIN ANNOUNCES NEW $1 BILLION CREDIT FACILITY

MELVILLE, N.Y., August 23, 2021 — Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental and medical practitioners, today announced that it has amended its revolving credit facility, including an increase in the maximum borrowing amount from $750 million to $1 billion, and an extension of the facility through August 2026. JP Morgan Securities LLC and U.S. Bank NA served as Joint Lead Arrangers for the new facility.

“We are pleased to announce the increase of our credit facility, which provides us with greater flexibility to allocate capital in support of our strategic plan,” said Steven Paladino, Executive Vice President and Chief Financial Officer of Henry Schein. “The facility also supports our long-term internal and acquisition growth strategies.”

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With approximately 21,000 Team Schein Members worldwide, the Company’s network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries and territories. The Company’s sales reached $10.1 billion in 2020, and have grown at a compound annual rate of approximately 12 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make,” or other comparable terms. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the documents we file with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K. Forward looking

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	1

statements include the overall impact of the Novel Coronavirus Disease 2019 (COVID-19) on the Company, its results of operations, liquidity, and financial condition (including any estimates of the impact on these items), the rate and consistency with which dental and other practices resume or maintain normal operations in the United States and internationally, expectations regarding personal protective equipment (“PPE”) and COVID-19 related product sales and inventory levels and whether additional resurgences or variants of the virus will adversely impact the resumption of normal operations, the impact of restructuring programs as well as of any announced and future acquisitions, and more generally current expectations regarding performance in current and future periods. Forward looking statements also include the (i) ability of the Company to make additional testing available, the nature of those tests and the number of tests intended to be made available and the timing for availability, the nature of the target market, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures and (ii) potential for the Company to distribute the COVID-19 vaccines and ancillary supplies.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: risks associated with COVID-19, and any variants thereof, as well as other disease outbreaks, epidemics, pandemics, or similar wide spread public health concerns and other natural disasters or acts of terrorism; our dependence on third parties for the manufacture and supply of our products; our ability to develop or acquire and maintain and protect new products (particularly technology products) and technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; the potential repeal or judicial prohibition on implementation of the Affordable Care Act; changes in the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic and political conditions, including international trade agreements and potential trade barriers; failure to comply with existing and future regulatory requirements; risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the confidentiality of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation; litigation risks; new or unanticipated litigation developments and the status of litigation matters; cyberattacks or other privacy or data security breaches; risks associated with our global operations; our dependence on our senior management, as well as employee hiring and retention; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Investors:

Steven Paladino

Executive Vice President and CFO

steven.paladino@henryschein.com

(631) 843-5500

Investor Relations

Investor@henryschein.com

(631) 390-8105

Media:

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	2